EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements of The Bear Stearns Companies Inc. on Form S-3, File Nos. 33-56009, 333-42295, 333-43565, 333-57083, 333-61437, 333-66861, 333-79417 and 333-83049 and Form
S-8, Files Nos. 33-49979, 33-50012, 33-55804,  33-56103,  333-16041,  333-57661,
333-58007,  333-66353  and  333-81901  of our  reports  dated  August 23,  1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Bear Stearns Companies Inc. for the year ended June 30, 1999.



/s/ Deloitte & Touche LLP

September 28, 1999
New York, New York